Exhibit 10.12
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
FEDEX GROUND FACILITY IN INDEPENDENCE, KS
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Agreement”) is made and entered into as of the Effective Date (as defined herein) by and between 2011 INDEPENDENCE, LLC, a Kansas limited liability company, having an address at 4605 Dovetail Drive, Madison, Wisconsin 53704 (the “Seller”) and AR CAPITAL, LLC, a Delaware limited liability company, having an address at 405 Park Avenue, 15th Floor, New York, New York 10022 (the “Buyer”).
BACKGROUND
A.    Seller is the owner of the real estate listed on Exhibit A1 attached hereto (the “Property”).
B.    Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)“Purchase Price” shall mean the amount of Two Million Five Hundred Thirty-three Thousand Five Hundred Forty-one and 96/100 Dollars ($2,533,541.96).
(b) “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) days after the last day of the Due Diligence Period (as defined herein). The date of the actual Closing, which date shall be mutually acceptable to and established in writing by both Buyer and Seller but shall not be any later than fifteen (15) days after the last day of the Due Diligence Period, is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c) “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the end of the date that is Twenty-eight (28) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within Five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.

(d) “Earnest Money” shall mean One Hundred Thousand Seven Hundred Seventy and 00/100 Dollars ($100,770.00) and all interest accrued thereon. The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the later of (i) Buyer’s receipt of a fully executed copy of this Agreement and (ii) the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(e) “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(f) “Escrow Agent” shall mean Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowe@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(g) “Lease” shall mean that certain Lease described on Exhibit A1 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and FedEx Ground Package System, Inc., as tenant (“Tenant”), as amended.
(h)“Property” shall collectively mean (a) that certain parcel of real property more particularly described on Exhibit A2, together with all right, title and interest of the Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of the Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air rights and any subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (b) all of the buildings and improvements (each individually called a “Building” and collectively called the “Buildings”) situated on the Land; (c) all right, title and interest of the Seller, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory and other than any personal property or fixtures owned by Tenant) owned by the Seller and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (d) all right, title and interest of the Seller in and to all warranties and guaranties respecting the Buildings and Personal Property; (e) to the extent not otherwise described in subsection (a), all right, title and interest of the Seller in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder; (f) all right, title and interest of the Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (g) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (b)-(g) in connection with such Land.
(i)“Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Carl Ruedebusch
2011 Independence, LLC
4605 Dovetail Drive
Madison, WI 53704
Tel. No.: (608) 249-2012
Fax No.: (608) 249-2032
Email: carl@ruedebusch.com

with a copy to:

William R. Kutsunis
Equity Advisors, LLC
350 Junction Road
Madison, WI 53717
Tel. No.: (608) 833-8030
Fax No.: (608) 833-8070
Email: bill@equityadvisors.com
(j)“Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Michael Weil
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6505
Fax No.: (857) 207-3397
Email: mweil@arlcap.com
And to:
Jesse Galloway
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:
duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
AR Capital, LLC
202 E Franklin Street
Monroe, NC 28112
Tel. No.: (212) 415-6570
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer the Property for the Purchase Price set forth above.
3.Purchase Price.
(a) The purchase price (“Purchase Price”) to be paid by Buyer to Sellers for the Property
(b) shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.Proration of Expenses and Payment of Costs and Recording Fees.
(a) All real estate taxes, ad valorem rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. Notwithstanding the foregoing, there shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable and where the Tenant is responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease. Seller shall turn over to Buyer at Closing any remaining amounts (after the payment of any Taxes and Assessments due and payable on or before the Closing Date as described above) held by Seller as Tax Estimate Payments made by Tenant pursuant to the Lease, and Buyer shall assume the responsibility to hold such amounts on deposit for Tenant along with any such future payments for the purposes described in Section 5.2 of the Lease.
(b) All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing.
(c) Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)100% of all Owner’s Title Insurance policy premiums, including any search costs, but excluding any endorsements issued in connection with such policies;

(ii)Any and all transfer taxes and conveyance fees on the sale and transfer of the Property shall be paid by Seller;

(iii)Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement; and

(iv)All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d) Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:
(i)All costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;

(ii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations; and

(iii)One hundred percent (100%) of any endorsements requested by Buyer connection with Owner’s Title Insurance policy.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.Title. At Closing, Seller agrees to convey to Buyer fee simple good and marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) for the Property from Escrow Agent promptly after the date hereof. All matters shown in the Title Commitment with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”; provided, however, Permitted Exceptions shall not include and Seller shall be obligated to cure or remove any mechanic’s lien or any monetary lien, except for taxes and special assessments not yet due and payable, or any deeds of trust, mortgage, or other loan documents secured by the Property. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    (i) Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or in the possession of Seller’s counsel: (A) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (B) a copy of all surveys and site plans of the Property; (C) a copy of all environmental reports for the Property; (D) a copy of all architectural plans and specifications and construction drawings and contracts for improvements to be located on the Property; (E) a copy of Seller’s historical title insurance commitments and policies relating to the Property; (F) all contracts and insurance policies which affect the Property; and (ii) within five (5) days following the commencement of the Due Diligence Period, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or in the possession of Seller’s counsel: (A) a copy of the certificate of occupancy and zoning reports for the Property; (B) a copy of all governmental permits/approvals; (C) a copy of all engineering and physical condition reports for the Property; (D) copies of the Property’s real estate tax bills for the current tax year; (E) all service contracts and insurance policies which affect the Property, if any; (F) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (G) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer in writing, provided that the same is in Seller’s possession or in the possession of Seller’s counsel, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller and Tenant harmless from and against any and all claims or damages to the extent resulting directly from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Land on the Property and the Buildings. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence, provided, however, that any such Tenant contact shall be coordinated through Seller. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than three (3) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire with respect to the Property, except as otherwise expressly set forth herein. In the event that the Due Diligence materials enumerated in Section 6(b)(ii) above disclose any matters which need completion or correction, such matters shall be completed or corrected by Seller. Buyer’s rights and Seller’s obligations with respect to any matters arising subsequent to the Due Diligence Period shall be in accordance with Section 9(b).
(c)    Within five (5) days following the Effective Date, Seller shall request Estoppel Certificates certified to Buyer, the Approved Assignees and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request). It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form attached hereto as Exhibit F for the Property (the “Tenant Estoppel Certificate”) and Seller shall use good faith efforts to obtain the same; provided, however, that if the Tenant Estoppel Certificate is not provided by Tenant on or before the date set for Closing, then Buyer and Seller agree to proceed to Closing with Seller providing a Seller-based Estoppel Certificate and with Seller depositing Ten Thousand and 00/100 Dollars ($10,000.00) in escrow funds with the Escrow Agent (and under the terms of a Post-Closing Escrow Holdback Agreement in a form and substance acceptable to Buyer and Seller (and also acceptable to Escrow Agent), and with such escrow funds to be disbursed to Seller upon the delivery of the Tenant Estoppel Certificate in the form attached hereto as Exhibit F). Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same.
(d)    Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable, (the “SNDA”).
(e)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements, if any, as may be reasonably requested by Buyer.
7.Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to the Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to all of the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease for such Property, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement with respect to the Property by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer as set forth on Exhibit A1 and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to the Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of proper jurisdiction. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow

Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Upon Seller’s receipt of the Earnest Money as liquidated damages for Buyer’s default, Seller waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller for the Closing, or in the event of the failure of a condition precedent to Closing set forth in Section 13 of this Agreement that remains uncured by Seller within two (2) days following written notice of such failure by Buyer, with the Closing Date extended accordingly, Buyer may, as its sole and exclusive remedy, elect one of the following remedies within thirty (30) days following the date of the Seller’s default: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, as may be extended as provided above, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed $20,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) to enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the right to elect one of the remedies set forth in Section 9(b)(i) through (iii) above, which election shall be made within thirty (30) days following the expiration of the Closing Extension Period, except that the term “Closing” shall be revised to reflect the Buyer’s election of remedies under this Section 9(b). In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages.
10.Closing The Closing shall consist of the execution and delivery of documents by Seller and Buyer with respect to the Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for the Property:
(a)    a Special Warranty Deed in the form attached hereto as Exhibit B;
(b)    an Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;
(c)    a Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(d)    an Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)    an original Tenant Estoppel Certificate dated no earlier than thirty (30) days prior to the date of Closing. With the exception of the disclosure of any Punch-List items (as described in Section 17 herein), the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease;
(f)    to the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;
(g)    originals of the Warranties (as hereinafter defined) and the general contractor warranty in the form attached hereto as Exhibit J;
(h)    a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(i)    all transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(j)    good standing certificate for Seller and corporate resolutions or member or partner consent for Seller, as applicable, and such other corporate authority documents as reasonably requested by Escrow Agent;
(k)    to the extent not previously delivered to Buyer, the Leases, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property;

(l)    a certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;
(m)    an owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Seller, Buyer and Escrow Agent;
(n)    letter to Tenant in form of Exhibit H attached hereto;
(o)    a certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required to be maintained by Tenant under the Lease, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear; and
(p)    such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (h) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one time right to extend the Closing for up to five (5) days upon written notice to Seller to be received by Seller on or prior to two (2) days prior the date scheduled for the Closing. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to the Property:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease (however, it is acknowledged and agreed upon by Buyer that Seller may enter into contracts and agreements relating to the post closing covenants, including but not limited to, the completion of any Punch-List items, as described in Section 17 herein);
(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)    Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    With respect to the Leases: (i) the Leases forwarded to Buyer under Section 6(b)(i) are true, correct and complete copy of the Leases; (ii) the Leases are in full force and effect and there is no default thereunder (except for the completion of any Punch-List Items and/or repairs as may be required as part of the post closing covenants described in Section 17 herein); (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof as expressly provided to Tenant in the Lease; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for the Property is as set forth on Exhibit A1;
(g)    There are no occupancy rights, leases or tenancies affecting the Property other than those contemplated in the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;
(i)    Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).
The representations and warranties of Seller shall survive Closing for a period of one (1) year.
12.Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.Conditions Precedent to Buyer’s Obligations. Subject to the terms of Section 9 herein, Buyer’s obligation to consummate the purchase transaction contemplated by this Agreement shall be subject to compliance by Seller with the following conditions precedent as of the date of Closing:
(a)    Seller shall deliver to Escrow Agent on or before the Closing Date the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)    Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;
(d)    Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Lease and Tenant shall not have assigned or sublet any of the Property;
(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(f)    Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Lease to purchase the Property from Seller; and
(g)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.Conditions Precedent to Seller’s Obligations. Seller’s obligation to consummate the transaction contemplated by this Agreement shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Seller on the Closing Date the Purchase Price, subject only to adjustment of such amounts pursuant to Section 4 hereof; and
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), provided receipt is acknowledged, (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.Seller Covenants. Seller agrees that, during the pendency of the transaction contemplated herein, Seller: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and maintained the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion (but otherwise shall not be unreasonably withheld): (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary, including but not limited to any alterations being performed as part of the completion of any Punch-List items). During the pendency of the transaction contemplated herein, Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.Post-Closing Covenants.
(a)    For a time period of one (1) year after the date that constitutes completion of construction under the Leases for purposes of any Landlord warranties or responsibilities under the Lease with respect to repairs and maintenance, Seller shall be and remain responsible for completing any warranty work or curing any related defaults by the landlord under the Lease. It is acknowledged that Seller may satisfy its obligations under this Section by causing the general contractor it hired to construct the Building, Ruedebusch Development & Construction, Inc. (the “General Contractor”), to perform such obligations under and by reason of the Letter of Warranty (in the form attached hereto as Exhibit J) or otherwise. Seller further agrees that it will remain adequately capitalized in a manner such that Seller shall have sufficient funds in order to comply with its obligations as described in this Section 17. In the event that Seller fails to comply with said cure and warranty obligations, Buyer may, after giving thirty (30) days written notice to Seller and Seller having failed to commence and diligently pursue to completion curative action required under the Lease within said time period, proceed to remedy such default on its own and shall have recourse against Seller for any expenses incurred thereby (it being acknowledged that Seller will have ninety (90) days to complete any such warranty obligations before Buyer shall have the right to provide a notice hereunder, provided, however, that such ninety (90) day period shall be extended for any warranty obligations that cannot be completed using commercially reasonable efforts within such ninety (90) day period on the condition that Seller and/or the General Contractor takes steps to commence remedying any such Punch-List items and proceed thereafter continuously to remedy the same within a period of time which, under all prevailing circumstances, shall be commercially reasonable). Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of Seller’s responsibility under this Section. This Section, and all provisions contained herein, shall survive the Closing. The obligations of Seller pursuant to this Section shall continue beyond the one-year period specified herein as to warranty work or the curing of any defaults required by the landlord pursuant to the Lease if such defect or default is discovered during the one-year warranty period and is not cured by the Seller within that one-year warranty period. In other words, defects or defaults which arise or exist prior to the date of expiration of the one-year warranty period must be cured and corrected by the Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the one-year warranty period.
(b)    The parties shall deposit into escrow with Escrow Agent at Closing pursuant to an escrow agreement reasonably acceptable to Seller and Buyer (the “Escrow Agreement”) a portion of the Purchase Price equal to 125% of the estimated cost of completing the Punch-List items, which estimate shall be reasonably acceptable to Seller and Buyer (the “Construction Escrow Deposit”). The “Punch-List” described herein shall be prepared jointly by Tenant and the General Contractor. After Closing, Seller shall direct the General Contractor to complete all Punch-List items until accepted by Tenant, and the Escrow Agreement shall provide: (i) that Seller will have ninety (90) days to complete the Punch-List items to Tenant’s and Buyer's reasonable satisfaction, provided, however, that such ninety (90) day period shall be extended for any Punch-List items that cannot be completed using commercially reasonable efforts within such ninety (90) day period on the condition that Seller and/or the General Contractor takes steps to commence remedying any such Punch-List items and proceed thereafter continuously to remedy the same within a period of time which, under all prevailing circumstances, shall be commercially reasonable; (ii) once so completed, the full amount of the Construction Escrow Deposit will be paid to Seller; and (iii) if Seller fails to complete all of the Punch-List items within said 90-day period, as the same may be extended, then Buyer shall have the right to complete the repair and receive payment of the cost thereof from the Construction Escrow Deposit and any unused portion of the Construction Escrow Deposit shall be paid to Seller.
(c)    Survival. The provisions of this Agreement pertaining to the Expansion, the Development Agreement and the Development Fee shall survive Closing.
18.Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.     Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
22.     Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.     Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

24.     Broker’s Commissions. Buyer and Seller each hereby represent that there are no brokers involved or that have a right to proceeds in this transaction. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.    Assignment. Buyer may assign its rights under this Agreement at any time prior to or at Closing, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity identified on Exhibit A1 (the “Approved Assignee”) and intends to assign its rights hereunder to the Approved Assignee prior to Closing.

26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.

28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29.    Anti Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:                        SELLER:

AR CAPITAL, LLC, a Delaware limited liability company By: /s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: President Date: 10/19/2012	2011 INDEPENDENCE, LLC, a Kansas limited liability company By: /s/ Carl Ruedebusch Name: Carl Ruedebusch Title: Manager Date: 10/22/2012

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:
Name:
Title:
Date:

EXHIBITS

Exhibit A1    -    Property Information
Exhibit A2     -    Legal Description
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Lease
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel
Exhibit G    -    Intentionally Omitted
Exhibit H    -    Form of Tenant Notice
Exhibit I    -    Warranties
Exhibit J    -    General Contractor Warranty

EXHIBIT A1
PROPERTY INFORMATION

Owner Name	City	ST	Tenant	Lease Start Date	Lease Term End Date	Rent as of 10/1/12	Purchase Price
2011 Independence, LLC	Independence	KS	FedEx Ground	6/4/2012	5/31/2022	$193,815.96	$2,533,541.96

Approved Assignee: ARC FEINDKS001, LLC

A1-1

EXHIBIT A2
LEGAL DESCRIPTION

A tract of land located in a portion of the NE/4 of the SE/4 of Section 26, Township 32 South, Range 15 East of the 6th P.M., Montgomery County, Kansas, more particularly described as follows: Commencing at the Northeast corner of the NE/4 of the SE/4 of said Section 26; thence S 00°16’04" E along the East line of the NE/4 of the SE/4 of said Section 26, a distance of 803.43 feet, thence N 89°50’21" W parallel with the South line of the NE/4 of the SE/4 of said Section 26, a distance of 391.88 feet to the point of beginning; thence S 00°00’00" E a distance of 517.62 feet to the South line of said NE/4 of the SE/4; thence N. 89°50’21" W along said South line a distance of 391.88 feet; thence N 00°00’00" E a distance of 517.62 feet to the South right of way line of Enterprise Drive; thence S 89°50’21" E along the Easterly extension of Enterprise Drive a distance of 391.88 feet to the point of beginning. All lying in the City of Independence, Montgomery County, Kansas, and containing approximately 4.66 acres of land, more or less.

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2012, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise, except for the title matters described on Exhibit “B” attached hereto and any real estate taxes and assessments not yet due and payable [Exhibit “B’ to contain the Permitted Exceptions].

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:

By:
                        Name:
                        Its:

[ACKNOWLEDGMENT]

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.
This Assignment shall be subject to the representations, warranties, terms, conditions and limitations set forth in the Agreement for Purchase and Sale of Real Property dated ______, 2012 between Assignor and AR Capital, LLC.
By executing this assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Lease from and after the date hereof.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2012, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:
_______________________________

By:	Name: Title:

ASSIGNEE:

_______________________________

By:	Name: Title:

C-1

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of Personal Property as described in the Agreement for Purchase and Sale of Real Property dated ______, 2012 between Assignor and AR Capital, LLC (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2012.
SELLER:

By:
Name:
Title:

D-1

SCHEDULE A
TO BILL OF SALE
(Add legal description of Real Property]

D-2

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 20__, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale of Real Property (the “Purchase Agreement”) dated as of ________, 2012, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
Notwithstanding the foregoing, Assignor hereby retains any rights, claims and/or rights or recovery under the Contracts as are necessary in order for Assignor to satisfy its obligations under Section 17 of the Purchase Agreement.
This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

By:
Name:
Title:

E-1

EXHIBIT F
LESSEE ESTOPPEL CERTIFICATE
To:    2011 Independence, LLC
4605 Dovetail Drive
Madison, WI 53704

AND

AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022

AND

ARC FEINDKS001, LLC
c/o American Realty Capital
106 York Road
Jenkintown, PA 19046

RE:
Lease dated as of April 4, 2011 (the “Lease”), for the Premises located at 2143 Enterprise Drive, Independence, Kansas (the “Premises”), between 2011 Independence, LLC, a Kansas limited liability company (“Landlord”), as Landlord, and FedEx Ground Package System, Inc., a Delaware corporation (“Lessee”), as Tenant/Lessee.

Lessee hereby certifies to Landlord, AR Capital, LLC, ARC FEINDKS001, LLC, LLC and any mortgagee with respect to the Premises as follows, as of the date hereof:

1.    The term of the Lease commenced on June 4, 2012 and will terminate on May 31, 2022.
2.    The Lease, as described above, is true, correct and complete, has not been modified or amended and is in good standing and in full force and effect.
3.    Current annual rent is $193,815.96, payable in monthly installments of $16,151.33, and such rent has been paid for the period ending on ________________, 2012. No rent has been paid more than thirty (30) days in advance.
4.    Lessee has paid a security deposit under the Lease in the amount of $-0-.
5.    Under the Lease, Lessee is required to pay as additional rent all taxes and assessments on the Premises.
6.    To the best of Lessee’s knowledge, there is no default of Landlord under the Lease, and there is no existing circumstance which with the passage of time or, the giving of

G-1

notice, or both, would give rise to a default under the Lease by Lessee or, to the best knowledge of Lessee, by Landlord.
7.    Construction of all Lessee improvements required under the Lease has been satisfactorily completed, and Lessee has accepted and is occupying the Premises and is open for business.
8.    Tenant is not in default of any of its environmental compliance obligations under the Lease.
9.    Lessee has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, or covenants contained therein.
10.    Lessee has not received any concession (rental or otherwise) in connection with leasing the Premises.
11.    Lessee has received no notice from any insurance company of any defect or inadequacy in the Premises or in any part thereof which would adversely affect the insurability of the Premises.
12.    There are no pending suits, proceedings, judgments, bankruptcies, liens or executions against the Premises or against Lessee or any affiliate of Lessee.
13.    Lessee does not have any right or option to purchase the Premises.
14.    Lessee has no right to extend the Lease except as provided in Section 3.2 of the Lease.
The certifications contained herein are made with the advice that Landlord, AR Capital, LLC, ARC FEINDKS001, LLC and any mortgagee with respect to the Premises will place substantial reliance thereon.

Dated: _________________, 2012

“LESSEE”

FEDEX GROUND PACKAGE SYSTEM, INC.,
a Delaware corporation

By:
Print:
Its:

G-2

EXHIBIT H
FORM OF NOTICE TO TENANT
TO:    [Tenant]

Re:    Notice of Change of Ownership of ______________________________
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD]

By:
Name:
Title:

EXHIBIT I

LIST OF WARRANTIES

EXHIBIT J
LETTER OF WARRANTY
Landlord: 2011 Independence, LLC
Tenant: FedEx Ground Package System, Inc.
Re:    Approximately 23,392 square foot facility and related improvements     located
at 2143 Enterprise Drive, Independence, Kansas (the “Project”)
Ruedebusch Development & Construction, Inc. (“Contractor”) hereby guarantees to 2011 Independence, LLC, and its successors and assigns (“Landlord”), during the one (1) year period after the date FedEx Ground Package System, Inc. (“Tenant”) accepts possession of the Project (the “Warranty Period”) that (i) all work performed by it or any subcontractor on the Project to be structurally sound, constructed in accordance with applicable law, and in accordance with the plans and specifications contained or referenced within the Lease dated as of April 4, 2011 between Landlord and Tenant for the Project (the “Tenant Specifications”), (ii) that all materials and equipment furnished by it or any subcontractor and work performed by it or any subcontractor on the Project shall be free from defects in materials and workmanship (collectively, the “Work”), and (iii) that there shall be no structural movement resulting from the failure of Contractor causing damage to any portion of any structure on the Project. All subcontractors’ guaranties and any warranties therein specified shall be underwritten by Contractor who shall obtain and deliver the same to Landlord. Contractor's warranties as set forth in this contract shall be assignable to Tenant, any other tenant of the project, as applicable and/or any successor Landlord of the Project. If any such damage should occur during the Warranty Period, or if there shall be any defect in the Work as described above during the Warranty Period, Contractor will make all necessary repairs to the Work without further costs to Landlord. If such repairs are not completed within ninety (90) days following written notification to the Contractor of the need for repairs, or, in the event of an emergency, 24 hours following such notification, or, if additional time is requested by Contractor, if such repairs are not completed within such reasonable time, then after providing a second written notice to Contractor Landlord shall have the right to have the repair work done by another reputable contractor to be chosen by Landlord and Contractor promptly shall reimburse Landlord for the full actual out-of-pocket cost thereof, plus interest at the rate of fifteen percent (15%) per annum if any amount properly claimed by Landlord herein is not paid within fifteen (15) days of any invoice therefore. The provisions of this Letter of Warranty shall survive the completion of the Work.
Notwithstanding the foregoing, the warranty provided under this Letter of Warranty excludes any damage or defects caused by abuse, modifications not executed by or at the direction of Contractor, improper or insufficient maintenance, improper operation, and/or normal wear and tear. There are no other guarantees or warranties provided beyond those provided in this Letter of Warranty and Contractor’s liability is limited solely to the guarantees and warranties herein provided. All implied warranties, including those of merchantability, fitness for purpose or otherwise are expressly excluded.
RUEDEBUSCH DEVELOPMENT
& CONSTRUCTION, INC.

By:_________________________________
Name: Carl Ruedebusch
Title: President